Exhibit 99.1

N E W S B U L L E T I N FROM:	RE:	Headwaters Incorporated 10653 S. River Front Parkway, Suite 300 South Jordan, UT 84095 Phone: (801) 984-9400 NYSE: HW

FOR FURTHER INFORMATION AT THE COMPANY: Sharon Madden Vice President of Investor Relations (801) 984-9400	ANALYST CONTACT: Tricia Ross Financial Profiles (916) 939-7285

FOR IMMEDIATE RELEASE:

January 10, 2011

HEADWATERS INCORPORATED ANNOUNCES

MANAGEMENT CHANGES IN ITS LIGHT BUILDING

PRODUCT SEGMENT

SOUTH JORDAN, UTAH, January 10, 2011 (NYSE: HW) – HEADWATERS INCORPORATED, today announced changes to the management structure in its Light Building Products business. Effective immediately, Jack Lawless has been reassigned as advisor to Headwaters Incorporated and to Chief Executive Officer, Kirk A. Benson. Mr. Lawless had formerly served as President of Headwaters’ Light Building Products. David Ulmer has been named as President of Tapco International, a division of Light Building Products. David previously served as Executive Vice President of Sales and Marketing for the Tapco division. Mr. Ulmer has held increasingly responsible positions in his 20 plus years in the building products industry. David’s leadership and experience have resulted in a very successful track record in multiple areas, including: sales, marketing, operations and international business functions. Murphy Lents will continue in his role as President of Eldorado Stone, and Bob Whisnant will remain President of Southwest Concrete Products. Messrs. Ulmer, Lents and Whisnant will all report directly to Mr. Benson.

“We are very pleased that Jack has accepted this new assignment,” said Kirk Benson. “Jack’s twenty one years of experience in the Light Building Products industry is of great value to us. We look forward to his guidance and expertise in his new role as advisor to Headwaters.”

Mr. Lawless joined Tapco International in 1989 and served in various executive positions there until he was appointed President in 1998, the position he held when Headwaters acquired Tapco in 2004. He was named President of the Light Building Products division, which includes Tapco, Eldorado Stone and Southwest Concrete Products, when the business segment was formed in 2007.

About Headwaters Incorporated

Headwaters Incorporated’s vision is to improve sustainability by transforming underutilized resources into valuable products. Headwaters is a diversified growth company providing products, technologies and services to the heavy construction materials, light building products, and energy technology industries. Through its coal combustion products, building products, and energy businesses, the Company earns a revenue stream that helps to provide the capital to fund growth of existing and new business opportunities.

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the production and marketing of cleaned coal, the licensing of residue hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled “Risk Factors” in Item 1A in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2010, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Our internet address is www.headwaters.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.

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